UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 2, 2012

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

and

Item 1.02 – Termination of a Material Definitive Agreement

and

Item 3.03 – Material Modification to Rights of Security Holders

On April 25, 2012, Park National Corporation (“Park”) filed a Current Report on Form 8-K stating that Park, as part of the United States Department of the Treasury’s (the “U.S. Treasury”) Capital Purchase Program under the Troubled Asset Relief Program, entered into a Letter Agreement with the U.S. Treasury (the “Repurchase Letter Agreement”) to repurchase from the U.S. Treasury all 100,000 of Park’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and with a liquidation preference of $1,000 per share (the “Series A Preferred Shares”) which had been issued to the U.S. Treasury on December 23, 2008, for a purchase price of $100 million plus final prorated accrued and unpaid dividends of $972,222.

Under the terms of the Repurchase Agreement, Park was permitted to deliver to the U.S. Treasury, within 15 calendar days from the date of the Repurchase Agreement, notice of Park’s intent to repurchase the Warrant to purchase 227,376 Park common shares held by the U.S. Treasury, which repurchase would be made at the fair market value of the Warrant pursuant to the procedures set forth in Section 4.9 (c) of the Securities Purchase Agreement. On April 25, 2012, Park delivered to the U.S. Treasury Park’s notice of intent to repurchase the Warrant.

On May 2, 2012, Park entered into a Letter Agreement (the “Warrant Repurchase Letter Agreement”) with the U.S. Treasury to repurchase from the U.S. Treasury the Warrant to purchase 227,276 Park common shares (the “Warrant”) which had been issued to the U.S. Treasury on December 23, 2008 in connection with Park’s sale to the U.S. Treasury of the Series A Preferred Shares. Pursuant to the terms of the Warrant Repurchase Letter Agreement, Park repurchased the Warrant for a purchase price of $2,842,400, or $12.50 per Park common share. As a result of the Warrant repurchase and the April 25, 2012 repurchase of the Series A Preferred Shares, Park has repurchased all securities issued to the U.S. Treasury under the Capital Purchase Program and all of Park’s continuing obligations under the Securities Purchase Agreement entered into by Park with the U.S. Treasury on December 23, 2008, have terminated, along with the Securities Purchase Agreement. A copy of the Warrant Repurchase Letter Agreement is incorporated herein by reference and included as Exhibit 10.1 hereto.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

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Exhibit No.	Description

10.1	Letter Agreement, dated May 2, 2012, between Park National Corporation and the United States Department of the Treasury

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: May 2, 2012	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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INDEX TO EXHIBITS

Current Report on Form 8-K

Dated May 2, 2012

Park National Corporation

Exhibit No.	Description

10.1	Letter Agreement, dated May 2, 2012, between Park National Corporation and the United States Department of the Treasury

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